Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Settlement Agreement”) is made and entered into as of March 28, 2018, by and between Plaintiffs Harvey Kalan, M.D., The Harvey Kalan, M.D., Inc. Employee Welfare Benefit Plan, Pamela K. Erdman, M.D., The Dr. Pamela K. Erdman, M.D., Inc. Employee Welfare Benefit Plan, Martin Zenni, M.D., Elisa Zenni, M.D., and The M&E Zenni, Inc. Welfare Benefit Plan (collectively, the “Named Plaintiffs”), individually and on behalf of the settlement class defined below (the “Settlement Class”), on the one hand, and Defendant Farmers & Merchants Trust Company of Chambersburg as successor by merger to Community Trust Company (“F&M”), on the other hand.  The Named Plaintiffs, the Settlement Class, and F&M are collectively referred to herein as the “Parties.”

WHEREAS, the Named Plaintiffs filed a putative class action against F&M and several other defendants in the United States District Court for the Eastern District of Pennsylvania (the “Court”), styled Harvey Kalan, MD., et al. v. Farmers & Merchants Trust Company of Chambersburg as Successor by Merger to Community Trust Company, et al., Civil Action No. 15-01435 (the “Class Action”);

WHEREAS, the Named Plaintiffs allege in the Class Action that F&M committed breaches of fiduciary duty and other actionable forms of misconduct;

WHEREAS, F&M denies each and every claim asserted by the Named Plaintiffs in the Class Action;

WHEREAS, no class has been certified in the Class Action as to the claims against F&M and the Named Plaintiffs will seek certification of the Settlement Class as defined in paragraph 1, below;

WHEREAS, the Parties desire fully, finally, and forever to resolve, discharge, and settle the claims the Named Plaintiffs have or could have brought, individually and on behalf of the Settlement Class, against F&M in the Class Action upon the terms and conditions set forth in this Settlement Agreement; and

WHEREAS, the Named Plaintiffs, F&M, and their respective counsel are satisfied that the terms and conditions of this Settlement Agreement are fair, reasonable, and adequate, particularly given that continued litigation would be protracted and involve substantial expense, and;

NOW, THEREFORE, in consideration of the covenants, conditions, mutual promises, and payments set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Settlement Class.  The Named Plaintiffs are entering into this Settlement Agreement individually and on behalf of the Settlement Class which consists of: (i) any and all benefit plans, including those governed by the Employee Retirement Income Security Act of 1974, also known as ERISA, and those not governed by ERISA, whose assets, investments, or interests are held by the Regional Employers Assurance Leagues Voluntary Employees’ Beneficiary Association Trust, also known as the REAL VEBA Trust, or the Single Employer Welfare Benefit Plan Trust also known as SEWBPT (together the “Trusts”), which Trusts are now under the control of a court-appointed independent fiduciary; and (ii) any and all participants in and beneficiaries of, or individuals with legal or beneficial interests in, the benefit plans whose assets, investments, or interests are held by the Trusts.  The Named Plaintiffs are informed and believe that the Settlement Class contains more than 200 employee benefit plans whose assets and/or investments are held by the Trusts and more than 500 participants and beneficiaries of these plans.

2.Settlement Payment.

(a)F&M shall pay the sum of Ten Million Dollars ($10,000,000.00) (the “Settlement Payment”) in settlement of all claims that the Named Plaintiffs and the Settlement Class have brought, or could have brought, against F&M, including, but not limited to, claims for damages, disgorgement, restitution, attorney’s fees, costs, expenses, taxes, or sums of any kind.  The Settlement Payment shall be made no later than ten (10) business days following the Court’s issuance of an order preliminarily approving this Settlement Agreement and shall be made in accord with the Court’s order.

(b)The motion for preliminary approval shall request that the Court’s order provide that the Settlement Payment be wired into the IOLTA account of the Named Plaintiffs’ counsel (the “IOLTA Account”), which request shall not be opposed by F&M.  The Settlement Payment shall remain in the IOLTA Account until the Court finally approves this Settlement Agreement and issues an order authorizing the distribution of the Settlement Payment.  If this Settlement Agreement is not finally approved by the Court or is terminated under paragraph 8 below, the Settlement Payment shall immediately be refunded by wire transfer to an account designated by F&M.

3.Release of Claims.

(a)The “Plaintiff Releasing Parties” are all members of the Settlement Class (including the Named Plaintiffs) and their respective heirs, beneficiaries, executors, administrators, trustees, successors, assigns and personal representatives as well as all employer sponsors of the Settlement Class benefit plans, jointly and severally.

(b)The “F&M Releasing Parties” are F&M and its past, present, and future parents, subsidiaries, affiliates, and the predecessors, successors or assigns of any of them, jointly and severally.

(c)Upon the Court’s final approval of this Settlement Agreement and in addition to the preclusive effect of any final judgment entered in accordance with such approval:

(i)The Plaintiff Releasing Parties, in consideration of the Settlement Payment and other good and valuable consideration, release and forever discharge F&M and its past, present, and future owners, members, shareholders, officers, directors, employees, parents, subsidiaries, affiliates, insurers in their capacity as insurers, brokers, agents, attorneys and the predecessors, successors or assigns of any of them, jointly and severally (the “F&M Released Parties”), of and from any and all manner of claims, complaints, allegations, actions, suits, causes of actions, demands, and grievances, of any kind or nature whatsoever, whether individual, class, or otherwise, as well as all foil is of relief, including all accountings, costs, damages, disgorgement, restitution, debts, exemplary or punitive damages, expenses, liabilities, losses, remedies, indemnification, contribution and attorney and/or other professional fees and related disbursements, whether direct or derivative, nominal or beneficial, possessed or claimed, known or unknown, suspected or unsuspected, choate or inchoate, in law or in equity, whether brought under federal, state, or any other jurisdiction’s law, that the Plaintiff Releasing Parties, whether or not they object to this Settlement Agreement and whether or not they make a claim upon or receive a distribution from the Settlement Payment, ever had, now have, or hereafter can, shall, or may have, directly, representatively, derivatively, or in any other capacity, to the extent arising out of or related to the claims and causes of action alleged, or any and all claims or causes of action that could have been alleged, in the Class Action (the “Released Plaintiff Claims”).  This release does not include any claims to enforce this Settlement Agreement, any claims that have been or could be brought against John J. Koresko, V, Koresko & Associates, P.C., or against any insurance company or insurance agent that sold life insurance policies to the Trusts. These exclusions are to eliminate any possible ambiguity and mean that John J. Koresko, V, Koresko & Associates, P.C., and insurance companies and agents that sold life insurance policies to the Trusts are not within the definition of the F&M Released Parties;

(ii)The F&M Releasing Parties, for good and valuable consideration, release and forever discharge all members of the Settlement Class (including the Named Plaintiffs) and their respective heirs, beneficiaries, executors, administrators, trustees, successors, assigns, attorneys and personal representatives as well as all employer sponsors of the Settlement Class benefit plans, jointly and severally (the “Plaintiff Released Parties”) of and from any and all manner of claims, complaints, allegations, actions, suits, causes of actions, demands, and grievances, of any kind or nature whatsoever, whether individual, class, or otherwise, as well as all forms of relief, including all accountings, costs, damages, disgorgement, restitution, debts, exemplary or punitive damages, expenses, liabilities, losses, remedies, indemnification, contribution, and attorneys and other professional fees and related disbursements, whether direct or derivative, nominal or beneficial, possessed or claimed, known or unknown, suspected or unsuspected, choate or inchoate, in law or in equity, whether brought under federal, state, or any other jurisdiction’s law, that the Parties ever had, now have, or hereafter can, shall, or may have, directly, representatively, derivatively, or in any other capacity, to the extent arising out of or related to the claims and causes of action alleged, or any and all claims or cause of action that could have been alleged, in the Class Action (the “Released F&M Claims”).  This release does not include any claims to enforce this Settlement Agreement, or any claims that have been or could be brought against John J. Koresko, V, Koresko & Associates, P.C., or against any insurance company or insurance agent that sold life insurance policies to the Trusts.  These exclusions are to eliminate any possible ambiguity and do mean that John J. Koresko, V, Koresko & Associates, P.C., and insurance companies and agents that sold life insurance policies to the Trusts fall are not within the definition of the Plaintiff Released Parties ;

(iii)The Plaintiff Releasing Parties and the F&M Releasing Parties (collectively, the “Releasing Parties”) knowingly, expressly, and irrevocably waive any and all defenses, rights, or benefits that the Releasing Parties may have which limit to any extent the releases in paragraph 3(c)(i) and (ii) above.  This waiver includes, but is not limited to, any and all defenses, rights, or benefits that the Releasing Parties might otherwise have under:

1.Section 1542 of the California Civil Code, which provides:

Section 1542. General release; extent.  A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Or

2.Any law of any state or territory of the United States or other jurisdiction, or principle of common law, which is similar, comparable, or equivalent to section 1542 of the California Civil Code.

(iv)The Plaintiff Releasing Parties may hereafter discover facts other than or different from those which they know or believe to be true with respect to the Released Plaintiff Claims, but the Plaintiff Releasing Parties expressly waive and fully, finally, and forever settle and release, any known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued claim which would otherwise fall within the definition of Released Plaintiff Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts.

(v)The F&M Releasing Parties may hereafter discover facts other than or different from those which they know or believe to be true with respect to the Released F&M Claims, but the F&M Releasing Parties expressly waive and fully, finally, and forever settle and release, any known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued claim which would otherwise fall within the definition of Released F&M Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts.

(vi)The Plaintiff Releasing Parties covenant and agree that they will not sue or otherwise seek to impose liability against any of the F&M Released Parties based on the Released Plaintiff Claims, and the F&M Releasing Parties covenant and agree that they will not sue or otherwise seek to impose liability against any of the Plaintiff Released Parties based on the Released F&M Claims.

(vii)None of the releases, waivers and covenants described herein apply to claims to enforce the terms of this Settlement Agreement and the Court shall retain jurisdiction over such claims.

4.Preliminary Court Approval.  No later than twenty-eight days (28) days following the execution of this Settlement Agreement by all Parties, the Named Plaintiffs shall file with the Court, and Defendants shall not oppose, a motion for preliminary approval of this Settlement Agreement provided, however, that Named Plaintiffs’ counsel shall provide a draft of any such motion and related papers to counsel for Defendants in advance of filing with a reasonable opportunity to review and approve the content thereof, which approval shall not unreasonably be withheld.  The motion will request that the Court enter an order that: (i) preliminarily approves this Settlement Agreement; (ii) preliminarily certifies the Settlement Class as a mandatory class pursuant to Rule 23(b)(1) of the Federal Rules of Civil Procedure; (iii) declares that if this Settlement Agreement is not approved by the Court or is terminated by the Parties, certification of the Settlement Class will automatically be vacated, and F&M may thereafter fully contest certification of any class which any of the Named Plaintiffs seeks to certify; (iv) stays all proceedings in the Class Action, except those proceedings related to effectuating and complying with this Settlement Agreement, pending the Court’s final approval of this Settlement Agreement; (v) orders the Settlement Payment be wired into the IOLTA account of the Named Plaintiffs’ counsel (the “IOLTA Account”) within ten (10) business days of the preliminary approval order, subject to the refund provisions of paragraphs 2(b) and 8(c) of this Agreement; and (vi) authorizes the dissemination of notice of settlement to the Settlement Class by the Named Plaintiffs’ counsel or by the court-appointed Independent Fiduciary or court-appointed Administrator overseeing the Trusts.

5.Notice Procedures for Members of the Settlement Class.

(a)The Named Plaintiffs’ counsel will ensure that notice is provided to the Settlement Class of the Court’s preliminary approval of the settlement provided for in this Settlement Agreement and, if required by the Court, exclusion procedures in the form and manner approved by the Court, and will perform such related duties as may be necessary. F&M will not object to the notice or, if required, exclusion procedures, provided that the Court finds the procedures comply with the requirements of Rule 23 of the Federal Rules of Civil Procedure.

(b)If the Court does not certify the Settlement Class as a mandatory class under Rule 23(b)(1), no later than ten (10) days following expiration of the period for members of the Settlement Class to opt out and be excluded from the Settlement Class, Named Plaintiffs’ counsel will provide Defendants’ counsel with a list (i) identifying each member of the Settlement Class that seeks to opt out and be excluded from this Settlement Agreement, and (ii) stating whether the request for exclusion was properly and timely made.  Named Plaintiffs’ counsel will attach to the list a copy of all documentation concerning each request for exclusion.

(c)F&M will not bear any cost, obligation, responsibility, or liability with respect to any of the notice and exclusion procedures, except with regard to the notice required by paragraph 6, below.

6.Notice to Appropriate Federal and State Officials.  No later than five (5) days before the motion for preliminary approval of this Settlement Agreement is filed with the Court, the Named Plaintiffs’ counsel will provide to F&M’s counsel the name and last known address of each member of the Settlement Class known to them and the proposed notice to members of the Settlement Class that is required by paragraph 5(a) above.  No later than ten (10) days after the motion for preliminary approval is filed with the Court, F&M’s counsel will file with the appropriate federal official and the appropriate state official the information and documents required by the Class Action Fairness Act of 2005, 28 U.S.C. § 1715.

7.Final Court Approval.  As soon as the Court allows, the Named Plaintiffs will file with the Court a motion for entry of a final order and judgment that:

(a)Determines that the Court has personal jurisdiction over F&M and all members of the Settlement Class and subject matter jurisdiction to finally approve this Settlement Agreement;

(b)Finally approves this Settlement Agreement as fair, reasonable, and adequate for members of the Settlement Class, within the meaning of Rule 23 of the Federal Rules of Civil Procedure and any other applicable laws or rules;

(c)Approves the releases set forth in paragraph 3 above, enjoins the Plaintiff Releasing Parties from asserting against the F&M Released Parties any of the Released Plaintiff Claims, and enjoins the F&M Releasing Parties from asserting against the Plaintiff Released Parties any of the Released F&M Claims;

(d)Defines the Settlement Class in accordance with Paragraph 1 above, and finally certifies the Settlement Class for purposes of this Settlement Agreement;

(e)Finds that F&M has served upon the appropriate federal official and the appropriate state official of each state in which a member of the Settlement Class resides the information and documents that comply with the requirements of the Class Action Fairness Act, 28 U.S.C. § 1715;

(f)Subject to paragraph 11(e)(ii), authorizes distribution of the Settlement Payment to the court-appointed Independent Fiduciary or court-appointed Administrator overseeing the Trusts; and

(g)Provides that the Class Action shall be dismissed with prejudice as to F&M without attorney’s fees or costs.

(h)Approves the dismissal without prejudice of all claims asserted by the Named Plaintiffs against Pennmont Benefits, Inc., John Doe Companies 1‑50, Lawrence Koresko, Koresko Financial, LLP, and Freedom Brokers, LLC, as well as all claims asserted by F&M in its Third Party Complaint filed May 9, 2016, the intent of the Parties being that this Settlement Agreement shall result in the complete dismissal of the Class Action including all remaining claims, cross-claims, counterclaims and third-party claims asserted therein upon issuance of, and subject to, final approval of this Settlement Agreement by the Court.

(i)Named Plaintiffs’ counsel shall provide a draft of any such motion and related papers to counsel for Defendants in advance of filing with a reasonable opportunity to review and approve the content thereof, which approval shall not unreasonably be withheld.

8.Termination.

(a)Any of the Parties may terminate this Settlement Agreement by providing written notice to counsel for the other Parties and to the Court within ten (10) days after any of the following occurs:

(i)The Court rejects the motion for preliminary approval of this Settlement Agreement contemplated by paragraph 4 above or seeks to modify any of this Settlement Agreement’s terms;

(ii)The Court rejects the motion for final approval of this Settlement Agreement contemplated by paragraph 7 above or seeks to modify any of this Settlement Agreement’s terms;

(iii)The Court enters an order that imposes on F&M additional financial obligations or other material obligations that are not contemplated by this Settlement Agreement;

(iv)An appellate court overturns or modifies any order or judgment of the Court granting preliminary or final approval of this Settlement Agreement; or

(v)Any court issues a decision or order affecting in whole or in part the definition of the Settlement Class in paragraph 1 above, the Settlement Payment in paragraph 2 above, the releases in paragraph 3 above, or other material terms or conditions of this Settlement Agreement.

(b)If the Court does not certify the Settlement Class as a mandatory class and any member timely requests exclusion from the Settlement Class, F&M may, but is not required to, terminate this Settlement Agreement by providing written notice to counsel for the Named Plaintiffs and the Court no later than, ten (10) days after counsel for the Named Plaintiffs provides to counsel for F&M the information on requests for exclusion that is required in paragraph 5(b) above.

(c)In the event of the termination of this Settlement Agreement:

(i)This Settlement Agreement will be null and void and of no force or effect whatsoever;

(ii)The Settlement Payment will be immediately refunded to an account designated by F&M;

(iii)Any certification of the Settlement Class by the Court will be vacated.  F&M will retain all defenses to certification and its non-opposition to the Settlement Class will not be used as evidence, and will not be admissible as such, in support of class certification in the Class Action or any other related civil action or proceeding;

(iv)The Parties will revert to their procedural and substantive positions prior to the execution of this Settlement Agreement, including with respect to the appropriateness of class certification, as if this Settlement Agreement had not been executed;

(v)If requested by the Court, the Parties will propose to the Court a reasonable schedule by which litigation of the Class Action may be resumed; and

(vi)The terms and conditions of this Settlement Agreement, the facts and circumstances surrounding this Settlement Agreement, any publicly disseminated information regarding this Settlement Agreement, and any pleadings or orders concerning this Settlement Agreement may not thereafter be used as evidence, and shall not be admissible as such, in the Class Action or any other action or proceeding.

9.No Admission of Liability.  The Parties agree that this Settlement Agreement reflects the resolution of disputed claims and that nothing in this Settlement Agreement, the proceedings undertaken in accordance with this Settlement Agreement, or the negotiations that preceded this Settlement Agreement shall be construed as or deemed to be evidence of, or an admission of liability by F&M for, or of the validity of, any claim that has been or could have been asserted by any member of the Settlement Class against F&M, nor shall any such matters be admissible or offered into evidence in any action or proceeding.

10.Stay, Continuing Jurisdiction, and Governing Law.

(a)The Named Plaintiffs and F&M agree to stay all proceedings in the Class Action involving F&M, except those proceedings related to effectuating and complying with this Settlement Agreement, pending the Court’s final approval of this Settlement Agreement.

(b)Upon final approval of this Settlement Agreement, the Court will retain continuing jurisdiction over the Parties to implement, administer, and enforce this Settlement Agreement.

(c)The Parties hereby submit to the Court’s exclusive jurisdiction for any suit, action, proceeding, or dispute arising out of this Settlement Agreement.

(d)This Settlement Agreement shall be construed, enforced, and administered in accordance with the substantive laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles. 11.Additional Terms and Conditions.

(a)Authority.  All counsel and any other persons executing this Settlement Agreement warrant and represent that they have full authority to do so.

(b)Best Efforts.  The Named Plaintiffs, F&M, and their respective counsel will undertake reasonable best efforts, including, without limitation, all efforts contemplated herein, to carry out the terms of this Settlement Agreement.  In addition to the documents and other matters referenced in this Settlement Agreement, the Named Plaintiffs, F&M, and their respective counsel will execute and deliver all documents and perform any additional acts reasonably necessary and proper to effectuate the terms of this Settlement Agreement.

(c)Binding Effect.  This Settlement Agreement shall be binding on, and inure to the benefit of, the successors and assigns of the Parties and the Release Parties.

(d)Notices.  Any notice, information, or materials to be provided under this Settlement Agreement shall be sent by e-mail and overnight delivery to:

If to the Named Plaintiffs or the Settlement Class:

Ira Silverstein, Esquire

The Silverstein Firm

1515 Market Street, Suite 1200

Philadelphia, PA 19102

irasilverstein@tsfllc.net

and

David I. Lefkowitz, Esquire

Wilshire Palisades Law Group, P.C.

1337 Ocean Avenue, Suite A

Santa Monica, CA 90401

dl@wplawgroup.com

If to F&M:

Jack M. Stover, Esquire

Buchanan Ingersoll & Rooney PC

409 North Second Street Suite # 500

Harrisburg, PA 17101-1357

jack.stover@bipc.com

and

Jayson R. Wolfgang, Esquire

Buchanan Ingersoll & Rooney PC

409 North Second Street Suite # 500

Harrisburg, PA 17101-1357

jayson.wolfgang@bipc.com

(e)Attorney’s Fees and Costs:

(i)The Parties shall bear their own attorney’s fees and costs.

(ii)Attorney’s Fees and Costs from the Settlement Payment.  The Named Plaintiffs’ counsel shall have the right, in their sole discretion, to petition the Court for payment of attorney’s fees, costs, expenses, and other payments from the common fund created by the Settlement Payment.  F&M shall not oppose any such petition so long as the petition seeks payment from the common fund and not from F&M and provided the requested attorney’s fees do not exceed thirty-five percent (35%) of the Settlement Payment.  Under no circumstances shall the payment from the common fund require an additional payment by F&M in excess of or in addition to the Settlement Payment.

(f)Advice of Counsel.  The Parties acknowledge that they have been represented by independent legal counsel of their own choice, that they have executed this Settlement Agreement with the consent and advice of their counsel, that they have reviewed this Settlement Agreement and fully understand its terms and contents, and that they have executed this Settlement Agreement willingly, as the result of their own free acts.

(g)Final Agreement.  This Settlement Agreement constitutes the final agreement and understanding of the Parties concerning the subject matter hereof and supersedes any and all prior negotiations, statements, and understandings that preceded the execution of this Settlement Agreement.  The Parties have not relied on any promises, representations, conditions, or obligations not set forth herein.

(h)Drafting and Construction.  Counsel for the Parties have materially participated in the drafting of this Settlement Agreement.  None of the Parties shall be considered solely to be the drafter of this Settlement Agreement or any provisions hereof for the purpose of any statute, law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter.

(i)Headings.  The headings used in this Settlement Agreement are for the convenience of the reader only and shall not have any effect on the meaning or interpretation of this Settlement Agreement.

(j)Modifications.  This Settlement Agreement may not be altered, amended, or modified except by a writing duly executed by the Parties and, to the extent required by law, approved by the Court.

(k)Counterparts.  This Settlement Agreement may be executed in counterparts, including fax or .pdf counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, AND INTENDING TO BE LEGALLY BOUND HEREBY, the undersigned, being duly authorized on behalf of the Parties, hereby execute this Settlement Agreement.

Farmers & Merchants Trust Company of Chambersburg, as Successor by Merger to Community Trust Company

By:  /s/ Timothy G. Henry

Timothy G. Henry, President & CEO

/s/ Jack M. Stover_____

Jack M. Stover, Esquire

Jayson R. Wolfgang, Esquire

409 North Second Street

Suite # 500

Harrisburg, PA 17101-1357

Attorneys for Farmers & Merchants Trust Company of Chambersburg as successor by merger to Community Trust Company

Harvey Kalan, M.D., individually and on behalf of The Harvey Kalan, M.D., Inc. Employee Welfare Benefit Plan and the Settlement Class

/s/ Pamela K. Erdman

Pamela K. Erdman, M.D., individually and on behalf of The Dr. Pamela K. Erdman, M.D., Inc. Employee Welfare Benefit Plan and the Settlement Class

/s/ Martin Zenni

Dr. Martin Zenni, individually and on behalf of the Settlement Class

/s/ Elissa Zenni

Dr. Elissa Zenni, individually and on behalf of the Settlement Class

/s/ Martin Zenni

Dr. Martin Zenni, on behalf of the M&E Zenni Inc., Welfare Benefit Plan, and on behalf of the Settlement Class

/s/ Ira B. Silverstein

Ira B. Silverstein, Esquire

The Silverstein Firm LLC

1515 Market Street

Suite 1200

Philadelphia, PA 19102

/s/ David I. Lefkowitz______

David I. Lefkowitz, Esquire Wilshire Palisades Law Group, P.C. 1337 Ocean Avenue, Suite A Santa Monica, CA 90401

Attorneys for the Named Plaintiffs and the Settlement Class